APPLIED INTELLIGENCE GROUP, INC.

                        Table of Contents



                                                         Page
                          PART I

   Item 1.  Description of Business                         1
   Item 2.  Description of Property                         8
   Item 3.  Legal Proceedings                               8
   Item 4.  Submission of Matters to a Vote of Security
            Holders                                         9

                          PART II

   Item 5.  Market for Common Equity and Related
            Stockholder Matters                             9
   Item 6.  Management's Discussion and Analysis of
            Financial Condition and Operations              9
   Item 7.  Financial Statements                           15
   Item 8.  Changes in and Disagreement With
            Accountants on Accounting and
            Financial Disclosure                           15

                          PART III
   Item 9.  Directors, Executive Officers, Promoters
            and Control Persons                            15
   Item 10. Executive Compensation                         18
   Item 11. Security Ownership of Certain Beneficial
            Owners and Management                          20
   Item 12. Certain Relationships and Related
            Transactions                                   20
   Item 13. Exhibits and Reports and Form 8-K              22